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Fingerhut Receivables, Inc.                   Fingerhut Master Trust                                               Monthly Report
Certificateholder's Statement                   Series 1994-1                                                              Nov-96
Section 5.2                                           Class A          Class B         Class C        Class D         Total
(i)   Certificate Amount                          715,900,000.00   92,050,000.00  92,050,000.00  122,728,000.00  1,022,728,000.00
(ii)  Certificate Principal Distributed                     0.00            0.00          0.00                               0.00
(iii) Certificate Interest Distributed              3,385,610.42      458,332.29     489,015.63                      4,332,958.34
      Total Distribution per $1,000 Certificate
      Certificate Principal Distributed per $1,000     0.0000000       0.0000000      0.0000000
      Certificate Interest Distributed per $1,000      4.7291667       4.9791666      5.3125001
(iv) Principal Collections                         56,860,205.98    7,311,051.77   7,311,051.77    9,679,107.17     81,161,416.69
(v)  Imputed Yield Collections                     18,953,401.99    2,437,017.26   2,437,017.26    3,226,369.06     27,053,805.57
     Recoveries                                     1,937,804.80      249,161.80     249,161.80      331,512.92      2,767,641.32
     Interest Earned on Prefunded Accounts                  0.00            0.00           0.00            0.00              0.00
	Total Imputed Yield Collections            20,891,206.79    2,686,179.06   2,686,179.06    3,557,881.98     29,821,446.89
	  Total Collections                        77,751,412.77    9,997,230.83   9,997,230.83   13,236,989.15    110,982,863.58
(vi) Aggregate Amount of Principal Receivables                                                                   1,345,056,674.75
     Invested Amount (End of Month)               715,900,000.00   92,050,000.00  92,050,000.00  122,728,000.00  1,022,728,000.00
     Floating Allocation Percentage                  53.2245231%     6.8435778%      6.8435778%      9.1243739%       76.0360525%
     Invested Amount (Beginning of Month)         715,900,000.00   92,050,000.00  92,050,000.00  122,728,000.00  1,022,728,000.00
     Average Daily Invested Amount                                                                               1,022,015,094.34
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                             75.72%       1,357,935,955.41
       30 Days to 59 Days                                   6.13%         109,916,851.01
       60 Days to 89 Days                                   4.18%          74,958,726.45
       90 Days and Over                                    13.97%         250,597,366.80
	  Total Receivables                               100.00%       1,793,408,899.67
(viii) Aggregate Investor Default Amount                                   19,632,561.82
       As a % of Average Daily Invested Amount
       (Annualized based on 366 days/year)                                        20.09%
(ix)  Certificate Charge-Offs
      Class A                                                                      0.00
      Class B                                                                      0.00
      Class C                                                                      0.00
      Class D                                                                      0.00
	 Total Certificate Charge-Offs                                             0.00
(x)   Servicing Fee
      Class A                                                              1,193,166.63
      Class B                                                                153,416.73
      Class C                                                                153,416.73
      Class D                                                                204,546.65
	 Total Servicing Fee                                               1,704,546.74
(xi)  Pool Factor
      Class A                                                                 1.0000000
      Class B                                                                 1.0000000
      Class C                                                                 1.0000000
(xii) Reallocated Principal Collections
      Class B                                                                      0.00
      Class C                                                                      0.00
      Class D ** Everything was reimbursed by the end of the fiscal month. 3,933,459.40
(xiii) Excess Funding Account Balance                                              0.00
       Prefunding Account Balance                                                  0.00
(xiv) Class C Trigger Event Occurrence                                             None
      Class C Reserve Amount                                                        N/A
Average Net Portfolio Yield                                                     10.4252%
Minimum Base Rate                                                                7.7773%
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